EXHIBIT 15

August 9, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 9, 2004 on our review of interim financial information of Baxter International Inc. (the “Company”) for the three month and six month periods ended June 30, 2004 and 2003 included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2004 is incorporated by reference in its Registration Statements on Form S-8 (Nos. 2-82667, 2-86993, 2-97607, 33-8812, 33-8813, 33-15523, 33-15787, 33-28428, 33-33750, 33-54069, 333-43563, 333-47019, 333-71553, 333-80403, 333-88257, 333-48906, 333-62820, 333-102140, 333-104420, 333-104421, and 333-105032), on Form S-3 (Nos. 33-5044, 33-23450, 33-27505, 33-31388, 33-49820, 333-19025, 333-94889, 333-38564, 333-54014, 333-67772, 333-82988, 333-101122, 333-101779 and 333-106041) and on Form S-4 (Nos. 33-808, 33-15357, 33-53937, 333-21327, 333-47927, 333-36670, 333-84454 and 333-109329).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chicago, Illinois